UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) May 18, 2011

Carnival Corporation	Carnival plc
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Republic of Panama	England and Wales
(State or other jurisdiction of incorporation)	(State or other jurisdiction of incorporation)

1-9610	1-15136
(Commission File Number)	(Commission File Number)

59-1562976	98-0357772
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

3655 N.W. 87th Avenue Miami, Florida 33178-2428 United States of America	Carnival House 5 Gainsford Street London SE1 2NE United Kingdom
(Address of principal executive offices) (Zip code)	(Address of principal executive offices) (Zip code)

(305) 599-2600	011 44 20 7940 5381
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

None	None
(Former name or former address, if changed since last report.)	(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth below under Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant) is hereby incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

Concurrently with the effectiveness of the Facility Agreement described in Item 2.03 below, Carnival Corporation terminated its previously existing US$1.2 billion, euro 400 million and sterling 200 million multi-currency revolving credit agreement, dated as of October 21, 2005, as amended from time to time (the “Terminated Agreement”) with a syndicate of financial institutions, including Banc of America Securities Limited, Barclays Capital, BNP Paribas, J.P. Morgan plc, Sanpaolo S.p.A. and The Royal Bank of Scotland plc as mandated lead arrangers and The Royal Bank of Scotland plc as facilities agent. The Terminated Agreement was scheduled to expire on October 21, 2012.

Some of the lenders under the Terminated Agreement and their affiliates have various relationships with Carnival Corporation, Carnival plc and their subsidiaries involving the provision of financial services, including cash management, investment banking and trust services. In addition, Carnival Corporation and Carnival plc have entered into other loan arrangements as well as interest rate swap and foreign currency exchange derivative arrangements with certain of the lenders and their affiliates.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 18, 2011, Carnival Corporation, Carnival plc and certain of their subsidiaries entered into a five-year US$ 1.6 billion, sterling 150 million and euro 450 million multi-currency facility agreement (the “Facility Agreement”) with a syndicate of financial institutions, including Banc of America Securities Limited, BNP Paribas, Goldman Sachs Bank USA, Intesa Sanpaolo S.p.A., J.P. Morgan Limited, Lloyds TSB Bank plc, Mizuho Corporate Bank, Ltd., The Royal Bank of Scotland plc and UniCredit S.p.A. London Branch, as mandated lead arrangers, and Banc of America Securities Limited, as facilities agent. The Facility Agreement replaces the Terminated Agreement.

Borrowings under the Facility Agreement bear interest at an annual rate of LIBOR (or in relation to any loan in euros, EURIBOR) plus a margin based on the long-term credit rating of Carnival Corporation, which margin is currently 0.65%. In addition, Carnival Corporation is required to pay a commitment fee based upon the aggregate unused and uncancelled commitments under the Facility Agreement and a utilization fee based upon the outstanding amounts under the Facility Agreement.

The Facility Agreement contains representations, warranties, covenants and events of default which are substantially similar to the Terminated Agreement. Borrowings may be used for general corporate purposes and unused credit is available to support commercial paper borrowings.

Carnival Corporation and Carnival plc have each guaranteed the obligations of its respective subsidiaries under the Facility Agreement, and have also cross-guaranteed each other’s respective obligations. The Facility Agreement will expire on May 18, 2016, at which time all outstanding amounts under the Facility Agreement will be due and payable.

Some of the lenders under the Facility Agreement and their affiliates have various relationships with Carnival Corporation, Carnival plc and their subsidiaries involving the provision of financial services, including cash management, investment banking and trust services. In addition, Carnival Corporation and Carnival plc have entered into other loan arrangements as well as interest rate swap and foreign currency exchange derivative arrangements with certain of the lenders and their affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carnival Corporation		Carnival plc

By:	/s/ Arnaldo Perez	By:	/s/ Arnaldo Perez
Name:	Arnaldo Perez	Name:	Arnaldo Perez
Title:	Senior Vice President, General Counsel & Secretary	Title:	Senior Vice President, General Counsel & Company Secretary
Date:	May 19, 2011	Date:	May 19, 2011